Exhibit 10.6

THIS ASSIGNMENT AND ASSUMPTION is dated as of November 20, 2008 and effective as of the Closing Date (as such term is defined in the Share Purchase Agreement) subject to consummation of the Closing (as such term is defined in the Share Purchase Agreement),

B E T W E E N:

GMAC Residential Funding of Canada, Limited, a corporation incorporated under the laws of Canada

(the “Seller”)

- and -

GMAC LLC, a Delaware limited liability company

(the “Purchaser”)

RECITALS:

A.	Pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated as of the date of this Agreement between the Seller and the Purchaser, the Seller agreed to deliver to the Purchaser at the Closing (as such term is defined in Share Purchase Agreement) an assignment and assumption agreement whereby the Seller assigns to the Purchaser the full benefit of the Prior Escrow Agreement (as such term is defined in the Share Purchase Agreement) and the Prior Purchase Agreement (as such term is defined in the Share Purchase Agreement), and the Purchaser agrees to assume liability for the performance of the obligations of the Seller under the Prior Escrow Agreement and the Prior Purchase Agreement.

NOW THEREFORE in consideration of the mutual covenants contained in the Share Purchase Agreement and in this assignment and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	Assignment

The Seller hereby sells, transfers and assigns to the Purchaser all the Seller’s right, title and interest in and to the Prior Escrow Agreement, including the funds currently comprising the Holdback Amount (as such term is defined in the Prior Escrow Agreement), and the Prior Purchase Agreement, including the representations, warranties, covenants and indemnities thereunder as and from the date hereof.

2.	Assumption

The Purchaser agrees to assume, and shall observe and perform, all of the Seller’s obligations and liabilities under the Prior Escrow Agreement and the Prior Purchase Agreement which are to be observed or performed thereunder as and from the date hereof; provided, that for the purposes of and in accordance with the Prior Purchase Agreement, the Seller hereby agrees that it shall continue to be bound by all obligations under the Prior Purchase Agreement as if such assignment had not occurred and shall perform all such obligations to the extent the Purchaser fails to do so. The Purchaser unilaterally declares that its agreement to be bound by the provisions of the Prior Purchase Agreement pursuant to this Section 2 is for the benefit of the Interested Parties (as such term is defined in the Prior Purchase Agreement) and its agreement to be bound by the provisions of the Prior Escrow Agreement pursuant to this Section 2 is for the benefit of 1316548 Alberta Ltd. and McCarthy Tétrault LLP.

3.	Seller’s Representations and Warranties

The Seller represents and warrants to the Purchaser that at the date hereof:

3.1 the Prior Escrow Agreement and Prior Purchase Agreement are in full force and effect, unamended;

3.2 1316548 Alberta Ltd. received on or about March 31, 2008 the full amount payable to it on such date pursuant to Section 6(b) of the Prior Escrow Agreement.

3.3 the Seller has not made any assignment of the Prior Escrow Agreement or the Prior Purchase Agreement or of any of the benefits thereof, other than as contemplated by this assignment;

3.4 the Seller is not, and, to Seller’s Knowledge (as such term is defined in the Share Purchase Agreement), no other party to the Prior Escrow Agreement or the Prior Purchase Agreement is, in breach of any of the terms and conditions of the Prior Escrow Agreement or the Prior Purchase Agreement; and

3.5 to the Seller’s Knowledge, none of the other parties to the Prior Escrow Agreement or the Prior Purchase Agreement have any defence, set-off, claim or counterclaim against the Seller which may be asserted against the Purchaser in any proceeding to enforce the Prior Escrow Agreement or the Prior Purchase Agreement or otherwise.

4.	Indemnity by the Seller

The Seller shall indemnify and save harmless the Purchaser against and from any and all losses, costs and damages (including legal fees and disbursements) which the Purchaser may suffer or incur in connection with any breach of any of the representations and warranties of the Seller contained in this assignment or any non-observance by the Seller of any of the provisions of this assignment.

5.	Indemnity by the Purchaser

The Purchaser shall indemnify and save harmless the Seller against and from any and all losses, costs and damages (including legal fees and disbursements) which the Seller may suffer or incur in connection with any non-observance by the Purchaser of any of the provisions of this assignment, including the failure of the Purchaser to observe and perform all of the Seller’s obligations and liabilities under the Prior Escrow Agreement and the Prior Purchase Agreement which are to be observed or performed thereunder as and from the date hereof.

6.	Notification by the Purchaser

The Purchaser may at any time notify the other party or parties to the Prior Escrow Agreement or the Prior Purchase Agreement, or any of them, of the assignment thereof by the Seller to the Purchaser.

7.	Co-operation by the Seller

If, by operation of law or otherwise, it becomes necessary or desirable for the Purchaser, in order to effectively pursue any remedy to secure the enjoyment of, or to enforce the benefit of, the Prior Escrow Agreement or the Prior Purchase Agreement, to pursue such remedy in the name, or with the concurrence, of the Seller, the Seller shall cooperate with the Purchaser and shall facilitate the pursuit of such remedy by joining in such proceeding or by giving its concurrence, as the Purchaser may require in the circumstances. If the Seller fails to cooperate, the Purchaser may pursue such remedy in the name of the Seller and for such purpose the Seller hereby appoints the Purchaser and the Purchaser’s successors and assigns, as the Seller’s attorneys, with full power of substitution, in the name of the Seller but on behalf of and for the benefit and at the expense of the Purchaser, its successors and assigns, to execute and do any deeds, transfers, conveyances, assignments, assurances and things which the Seller ought to do pursuant to the provisions hereof. This appointment, coupled with an interest, is irrevocable by the Seller and shall not be revoked by the insolvency or bankruptcy of the Seller or by the dissolution, liquidation or other termination of the existence of the Seller or for any other reason.

8.	Further Assurances

Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this assignment and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this assignment.

9.	Notice

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with the foregoing. Notices and other communications shall be addressed as follows:

(a)	if to the Seller:

GMAC Residential Funding of Canada, Limited

3250 Bloor Street West, East Tower, Suite 1400

Etobicoke, Ontario, Canada M8X 2X9

Attention: President

Telecopier number: (866) 772-6175

with a copy to:

Residential Capital, LLC

One Meridian Crossings, Suite 100

Minneapolis, Minnesota 55423

Attention: General Counsel

Telecopier number: (952) 352-0586

and a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square, P.O. Box 636

Wilmington, Delaware, 19899-0636

Attention: Allison L. Land, Esq.

Telecopier number: (888) 329-3021

(b)	and if to the Purchaser:

GMAC LLC

200 Renaissance Center

Detroit, MI, 48235

Attention: General Counsel

Telecopier number: (313) 656-6189

with a copy to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois, 60606

Attention: Elizabeth A. Raymond, Esq.

Telecopier number: (312) 701-7711

and a copy to:

Torys LLP

79 Wellington Street West, Suite 3000

Toronto, ON, M5K 1N2

Attention: Blaire W. Keefe

Telecopier number: (416) 855-7380

For the purposes hereof, “Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario.

10.	Enurement

This assignment shall enure to the benefit of and be binding upon the parties hereto and their successors and assigns, respectively.

11.	Governing Law

This assignment shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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IN WITNESS WHEREOF the parties hereto have executed this assignment.

GMAC RESIDENTIAL FUNDING OF CANADA, LIMITED

by:	/s/ Tracie Tesser
	Name:	Tracie Tesser
	Title:	President

GMAC LLC

by:	/s/ Robert Hull
	Name:	Robert Hull
	Title:	Chief Financial Officer